Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 19, 2020
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2020 Earnings

WESTERLY, R.I., October 19, 2020 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced third quarter 2020 net income of $18.3 million, or $1.06 per diluted share, compared to net income of $21.0 million, or $1.21 per diluted share, reported for the second quarter of 2020.

“Washington Trust’s third quarter results reflect our success at generating solid earnings during the most challenging of economic times,” stated Edward O. Handy III, Chairman and Chief Executive Officer. “We had good performances across key business lines, led by strong mortgage banking activity, increases in wealth management assets under administration, and in-market deposit growth. As we move forward, we do so cautiously, but with confidence in our team, our business model and our strong financial foundation.”

Selected financial highlights for the third quarter of 2020 include:
•Returns on average equity and average assets for the third quarter were 13.99% and 1.24%, respectively, compared to 16.51% and 1.46%, respectively, in the preceding quarter.
•The provision for credit losses was $1.3 million in the third quarter, compared to $2.2 million in the preceding quarter.
•Wealth management revenues were $9.0 million for the third quarter, up by $349 thousand, or 4%, from the preceding quarter.
•Mortgage banking continued its strong performance in the third quarter with revenues totaling $12.4 million. Third quarter 2020 mortgage banking revenues were up by $7.5 million, or 155%, from the same period a year ago.
•Residential mortgage loan origination activity amounted to an all-time quarterly high of $510 million in the third quarter of 2020, up by $83.6 million, or 20%, from the preceding quarter. Residential mortgage loan originations increased by $215 million, or 73%, from the same period a year ago.
•Total loans amounted to $4.3 billion at September 30, 2020, essentially flat from the end of the preceding quarter. Total loans were up by $504 million, or 13%, from a year ago.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to $3.7 billion at September 30, 2020, up by $129 million, or 4%, from the end of the preceding quarter, and up by $546 million, or 17%, from a year ago.

Washington Trust
October 19, 2020
Net Interest Income
Net interest income was $31.7 million for the third quarter of 2020, up by $709 thousand, or 2%, from the second quarter of 2020. The net interest margin was 2.31% for the third quarter, unchanged from the preceding quarter.

Significant linked quarter changes included:
•Average interest-earning assets increased by $63 million, with an increase of $81 million in average loans, partially offset by a decrease of $19 million in average cash and short-term investments balances. The yield on interest-earning assets for the third quarter was 2.98%, down by 20 basis points from the preceding quarter, reflecting the impact of lower market interest rates.
•Average interest-bearing liabilities decreased by $43 million, with a decrease of $126 million in average wholesale funding balances, partially offset by an increase of $83 million in average in-market deposits. Wholesale funding balances consist of wholesale brokered time deposits, Federal Home Loan Bank advances and Federal Reserve Payment Protection Program Lending Facility ("PPPLF") borrowings. The cost of interest-bearing liabilities for the third quarter of 2020 was 0.85%, down by 23 basis points from the preceding quarter, reflecting the impact of lower market interest rates.
•Average noninterest-bearing demand deposit balances increased by $98 million from the preceding quarter.

Noninterest Income
Noninterest income totaled $25.5 million for the third quarter of 2020, down by $852 thousand, or 3%, from the second quarter of 2020. Linked quarter changes included:
•Mortgage banking revenues totaled $12.4 million for the third quarter of 2020, down by $2.5 million, or 17%, from the record quarterly level in the second quarter of 2020, with a decline in unrealized gains partially offset by an increase in realized gains. Net realized gains increased on a linked quarter basis due to increased sales volume and sales yield on loans sold to the secondary market. Mortgage loans sold to the secondary market reached an all-time quarterly high of $354 million in the third quarter of 2020, up by $49 million, or 16%, from the preceding quarter. Net unrealized gains decreased on a linked quarter basis, reflecting a decrease in the mortgage pipeline and a corresponding decrease in the fair value of mortgage loan commitments as of September 30, 2020.
•Wealth management revenues amounted to $9.0 million for the third quarter of 2020, up by $349 thousand, or 4%, on a linked quarter basis. This included an increase in asset-based revenues of $630 thousand, or 8%, partially offset by a decrease in transaction-based revenues of $281 thousand, or 63%. The decline in transaction-based revenues was mainly due to tax preparation fees, which are generally concentrated in the first half of the year.
Wealth management assets under administration ("AUA") amounted to $6.4 billion at September 30, 2020, up by $257 million, or 4%, from June 30, 2020. The increase reflected net investment appreciation of $335 million, partially offset by net client asset outflows of $78 million in the third quarter of 2020. The average balance of AUA for the third quarter of 2020 increased by approximately $594 million, or 10%, from the average balance for the preceding quarter.
•Loan related derivative income was $1.3 million in the third quarter of 2020, up by $1.2 million from the preceding quarter, reflecting a higher volume of commercial borrower interest rate swap transactions.

Washington Trust
October 19, 2020
•Income from bank-owned life insurance totaled $567 thousand in the third quarter of 2020, down by $224 thousand, or 28%, from the preceding quarter. Included in the second quarter was $229 thousand of non-taxable income due to the receipt of life insurance proceeds.

Noninterest Expenses
Noninterest expenses totaled $32.3 million for the third quarter of 2020, up by $3.9 million, or 14%, from the second quarter of 2020. Linked quarter changes included:
•Salaries and employee benefits expense, our largest noninterest expense, amounted to $21.9 million, up by $2.4 million, or 12%, from the preceding quarter. This was largely attributable to approximately $1 million of deferred labor (contra-expense) recognized in the second quarter associated with the Small Business Administration's Paycheck Protection Program ("PPP") loan originations in that quarter, as well as third quarter volume-related increases in mortgage originator commission expense and third quarter increases in performance-based compensation expense.
•Legal, audit and professional fees were up by $593 thousand from the preceding quarter, reflecting increased costs associated with various legal and consulting matters.
•Outsourced services expense was up by $376 thousand from the preceding quarter, largely due to volume-related increases in third party processing costs associated with customer loan related derivative transactions.
•FDIC deposit insurance costs were down by $282 thousand from the preceding quarter, reflecting a decline in our assessment rate.
•Other expenses were up by $413 thousand from the preceding quarter. Of this increase, $170 thousand resulted from the second quarter reversal of a contingency reserve.

Income Tax
Income tax expense totaled $5.1 million for the third quarter of 2020, down by $416 thousand from the preceding quarter, largely due to a lower level of pre-tax income. The effective tax rate for the third quarter of 2020 was 21.9%, compared to 20.9% in the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its fourth quarter effective tax rate to be 21.9% and its full-year 2020 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $914 million at September 30, 2020, down by $25 million, or 3%, from June 30, 2020, reflecting routine pay-downs on mortgage-backed securities, calls of debt securities, as well as a temporary decrease in the fair value of available for sale securities. These decreases were partially offset by purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. Third quarter 2020 purchases totaled $129 million, with a weighted average yield of 1.68%. Securities represented 16% of total assets at both September 30, 2020 and June 30, 2020.

Washington Trust
October 19, 2020
Loans
Total loans stood at $4.3 billion at September 30, 2020, down by $6 million, or 0.1% from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $5 million from June 30, 2020.
•Residential real estate loans decreased by $1 million from June 30, 2020.
•The consumer loan portfolio decreased by $9 million from the balance at June 30, 2020.

Washington Trust continues to work with and support our customers experiencing financial difficulty due to the COVID-19 pandemic. See the section labeled "Supplemental Loan Portfolio Information" in the accompanying tabular disclosures for information regarding loan deferments and PPP loans.

Deposits and Borrowings
Total deposits amounted to $4.3 billion at September 30, 2020, up by $184 million, or 4%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which increased by $56 million, or 11%, from June 30, 2020. Excluding wholesale brokered time deposits, in-market deposits at September 30, 2020 were up by $129 million, or 4%, from the end of the preceding quarter, reflecting seasonal inflows of various institutional and governmental depositors based on their underlying business cycles.

Federal Home Loan Bank advances totaled $714 million at September 30, 2020, down by $291 million from June 30, 2020.

As of September 30, 2020, the balance of PPPLF borrowings amounted to $106 million, up by $67 million from the balance at June 30, 2020.

Asset Quality
Nonperforming assets amounted to $14.7 million at September 30, 2020, down by $1.3 million from the end of the preceding quarter. Total nonaccrual loans amounted to $14.7 million, or 0.34% of total loans, at September 30, 2020, compared to $16.0 million, or 0.37% of total loans, at June 30, 2020. Total past due loans amounted to $10.4 million, or 0.24% of total loans, at September 30, 2020, compared to $14.7 million, or 0.34% of total loans, at June 30, 2020. The granting of loan payment deferments has not resulted in increased nonaccrual and past due loans, as these amounts do not reflect loans that have been modified as a result of the COVID-19 pandemic. Washington Trust actively monitors loan deferments and asset quality given the continued uncertainty regarding the impact of the COVID-19 pandemic on various industries and customer segments.

Total troubled debt restructured ("TDR") loans amounted to $8.6 million as of September 30, 2020, up by $2.1 million from June 30, 2020, due to loan payment deferments on residential and consumer loans that were delinquent before the pandemic and did not qualify for TDR accounting relief.

The allowance for credit losses ("ACL") on loans amounted to $42.6 million, or 1.00% of total loans, at September 30, 2020, compared to $41.4 million, or 0.97% of total loans, at June 30, 2020. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.2 million at September 30, 2020, essentially unchanged from the

Washington Trust
October 19, 2020
balance at June 30, 2020.

In the third quarter of 2020, a provision for credit losses of $1.3 million was charged to earnings, compared to $2.2 million in the preceding quarter. In the third quarter of 2020, net charge-offs of $96 thousand were recognized, compared to $308 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $527.7 million at September 30, 2020, up by $7.5 million from June 30, 2020. This increase included net income of $18.3 million, which was partially offset by $8.9 million in dividend declarations and a decline of $2.9 million in the accumulated other comprehensive income component of shareholders' equity reflecting a temporary decline in the fair value of available for sale debt securities.

Capital levels at September 30, 2020 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.09% at September 30, 2020, compared to 12.78% at June 30, 2020.

Book value per share amounted to $30.57 at September 30, 2020, compared to $30.14 at June 30, 2020.

The Board of Directors declared a quarterly dividend of 51 cents per share for the quarter ended September 30, 2020. The dividend was paid on October 9, 2020 to shareholders of record on October 1, 2020.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 20, 2020 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-243-4451. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10148833; the audio replay will be available through November 3, 2020. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through December 31, 2020.

Washington Trust
October 19, 2020
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in local, regional, national or international economic conditions or conditions affecting the banking or financial services industries, financial capital markets and the customers and communities we serve; changes in consumer behavior due to changing political, business and economic conditions, including increased unemployment, or legislative or regulatory initiatives; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Assets:
Cash and due from banks	$204,113	$215,601	$178,678	$132,193	$141,768
Short-term investments	7,902	7,739	6,591	6,262	4,336
Mortgage loans held for sale, at fair value	68,095	43,997	49,751	27,833	44,657
Available for sale debt securities, at fair value	913,850	938,446	917,392	899,490	887,020
Federal Home Loan Bank stock, at cost	37,469	50,017	53,576	50,853	45,030
Loans:
Total loans	4,282,047	4,287,641	4,090,396	3,892,999	3,778,106
Less: allowance for credit losses on loans	42,645	41,441	39,665	27,014	26,997
Net loans	4,239,402	4,246,200	4,050,731	3,865,985	3,751,109
Premises and equipment, net	27,711	28,067	28,543	28,700	29,293
Operating lease right-of-use assets	29,861	27,022	26,098	26,792	27,500
Investment in bank-owned life insurance	83,623	83,056	83,053	82,490	81,920
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,530	6,759	6,988	7,218	7,448
Other assets	167,327	166,147	155,669	100,934	114,888
Total assets	$5,849,792	$5,876,960	$5,620,979	$5,292,659	$5,198,878
Liabilities:
Deposits:
Noninterest-bearing deposits	$840,444	$815,770	$622,893	$609,924	$619,839
Interest-bearing deposits	3,445,249	3,285,666	3,083,421	2,888,958	2,966,314
Total deposits	4,285,693	4,101,436	3,706,314	3,498,882	3,586,153
Federal Home Loan Bank advances	713,868	1,005,051	1,198,534	1,141,464	956,786
Payment Protection Program Lending Facility	105,746	38,900	—	—	—
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	32,012	29,125	28,184	28,861	29,541
Other liabilities	162,099	159,604	156,669	97,279	105,892
Total liabilities	5,322,099	5,356,797	5,112,382	4,789,167	4,701,053
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,084
Paid-in capital	124,768	123,684	123,167	123,281	121,900
Retained earnings	408,773	399,386	387,243	390,363	383,765
Accumulated other comprehensive income (loss)	(3,403)	(462)	929	(11,237)	(8,924)
Treasury stock, at cost	(3,530)	(3,530)	(3,827)	—	—
Total shareholders’ equity	527,693	520,163	508,597	503,492	497,825
Total liabilities and shareholders’ equity	$5,849,792	$5,876,960	$5,620,979	$5,292,659	$5,198,878

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Interest income:
Interest and fees on loans	$34,925	$36,005	$40,008	$40,079	$41,558	$110,938	$125,440
Interest on mortgage loans held for sale	468	440	285	359	410	1,193	878
Taxable interest on debt securities	4,870	5,477	5,834	5,817	6,318	16,181	20,550
Nontaxable interest on debt securities	—	—	—	—	1	—	18
Dividends on Federal Home Loan Bank stock	532	654	640	693	747	1,826	2,162
Other interest income	39	36	349	435	493	424	1,232
Total interest and dividend income	40,834	42,612	47,116	47,383	49,527	130,562	150,280
Interest expense:
Deposits	5,532	7,112	8,536	9,144	9,792	21,180	27,957
Federal Home Loan Bank advances	3,354	4,382	5,765	6,015	6,512	13,501	20,153
Junior subordinated debentures	135	171	213	230	245	519	750
Other interest expense	159	2	—	—	—	161	—
Total interest expense	9,180	11,667	14,514	15,389	16,549	35,361	48,860
Net interest income	31,654	30,945	32,602	31,994	32,978	95,201	101,420
Provision for credit losses	1,325	2,200	7,036	—	400	10,561	1,575
Net interest income after provision for credit losses	30,329	28,745	25,566	31,994	32,578	84,640	99,845
Noninterest income:
Wealth management revenues	8,954	8,605	8,689	8,894	9,153	26,248	27,954
Mortgage banking revenues	12,353	14,851	6,096	3,669	4,840	33,300	11,126
Card interchange fees	1,161	1,031	947	1,100	1,099	3,139	3,114
Service charges on deposit accounts	598	517	860	941	939	1,975	2,743
Loan related derivative income	1,264	99	2,455	1,116	1,407	3,818	2,877
Income from bank-owned life insurance	567	791	564	570	569	1,922	1,784
Net realized gains (losses) on securities	—	—	—	27	—	—	(80)
Other income	571	426	316	301	335	1,313	944
Total noninterest income	25,468	26,320	19,927	16,618	18,342	71,715	50,462
Noninterest expense:
Salaries and employee benefits	21,892	19,464	19,468	18,374	18,332	60,824	54,387
Outsourced services	3,160	2,784	3,000	2,752	2,722	8,944	7,846
Net occupancy	2,012	1,909	2,019	1,986	1,933	5,940	5,835
Equipment	934	895	977	996	1,046	2,806	3,085
Legal, audit and professional fees	1,252	659	822	692	645	2,733	1,843
FDIC deposit insurance costs	392	674	422	109	(460)	1,488	509
Advertising and promotion	384	186	259	402	368	829	1,132
Amortization of intangibles	228	230	230	229	236	688	714
Other expenses	2,090	1,677	3,256	3,215	2,048	7,023	6,634
Total noninterest expense	32,344	28,478	30,453	28,755	26,870	91,275	81,985
Income before income taxes	23,453	26,587	15,040	19,857	24,050	65,080	68,322
Income tax expense	5,131	5,547	3,139	4,321	5,236	13,817	14,740
Net income	$18,322	$21,040	$11,901	$15,536	$18,814	$51,263	$53,582

Net income available to common shareholders	$18,285	$21,000	$11,869	$15,502	$18,778	$51,154	$53,477

Weighted average common shares outstanding:
Basic	17,260	17,257	17,345	17,351	17,338	17,287	17,324
Diluted	17,317	17,292	17,441	17,436	17,414	17,369	17,406
Earnings per common share:
Basic	$1.06	$1.22	$0.68	$0.89	$1.08	$2.96	$3.09
Diluted	$1.06	$1.21	$0.68	$0.89	$1.08	$2.95	$3.07

Cash dividends declared per share	$0.51	$0.51	$0.51	$0.51	$0.51	$1.53	$1.49

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Share and Equity Related Data:
Book value per share	$30.57	$30.14	$29.48	$29.00	$28.71
Tangible book value per share - Non-GAAP (1)	$26.49	$26.04	$25.37	$24.90	$24.60
Market value per share	$30.66	$32.75	$36.56	$53.79	$48.31
Shares issued at end of period	17,363	17,363	17,363	17,363	17,338
Shares outstanding at end of period	17,260	17,260	17,252	17,363	17,338

Capital Ratios (2):
Tier 1 risk-based capital	12.23%	11.95%	11.62%	12.23%	12.21%
Total risk-based capital	13.09%	12.78%	12.42%	12.94%	12.94%
Tier 1 leverage ratio	8.77%	8.42%	8.77%	9.04%	8.97%
Common equity tier 1	11.69%	11.40%	11.08%	11.65%	11.62%

Balance Sheet Ratios:
Equity to assets	9.02%	8.85%	9.05%	9.51%	9.58%
Tangible equity to tangible assets - Non-GAAP (1)	7.91%	7.74%	7.89%	8.28%	8.32%
Loans to deposits (3)	100.5%	104.6%	110.6%	111.3%	105.8%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Performance Ratios (4):
Net interest margin (5)	2.31%	2.31%	2.61%	2.61%	2.72%	2.41%	2.82%
Return on average assets (net income divided by average assets)	1.24%	1.46%	0.89%	1.18%	1.44%	1.20%	1.39%
Return on average tangible assets - Non-GAAP (1)	1.26%	1.48%	0.90%	1.20%	1.46%	1.22%	1.41%
Return on average equity (net income available for common shareholders divided by average equity)	13.99%	16.51%	9.49%	12.24%	15.20%	13.36%	15.09%
Return on average tangible equity - Non-GAAP (1)	16.19%	19.15%	11.05%	14.26%	17.79%	15.50%	17.79%
Efficiency ratio (6)	56.6%	49.7%	58.0%	59.2%	52.4%	54.7%	54.0%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for September 30, 2020 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,786	$8,156	$8,355	$8,731	$9,013	$25,297	$27,075
Transaction-based revenues	168	449	334	163	140	951	879
Total wealth management revenues	$8,954	$8,605	$8,689	$8,894	$9,153	$26,248	$27,954

Assets Under Administration (AUA):
Balance at beginning of period	$6,138,845	$5,337,733	$6,235,801	$6,126,327	$6,478,890	$6,235,801	$5,910,814
Net investment appreciation (depreciation) & income	335,209	671,602	(772,735)	310,766	66,514	234,076	809,060
Net client asset inflows (outflows)	(78,402)	129,510	(125,333)	(243,175)	(419,077)	(74,225)	(593,547)
Other (1)	—	—	—	41,883	—	—	—
Balance at end of period	$6,395,652	$6,138,845	$5,337,733	$6,235,801	$6,126,327	$6,395,652	$6,126,327

Percentage of AUA that are managed assets	90%	90%	89%	90%	90%	90%	90%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (2)	$14,280	$10,646	$3,688	$4,608	$4,509	$28,614	$9,370
Unrealized gains (losses), net (3)	(1,555)	4,415	2,325	(1,025)	243	5,185	1,379
Loan servicing fee income, net (4)	(372)	(210)	83	86	88	(499)	377
Total mortgage banking revenues	$12,353	$14,851	$6,096	$3,669	$4,840	$33,300	$11,126

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$132,726	$126,894	$108,498	$120,882	$105,075	$368,118	$226,508
Originations for sale to secondary market (5)	377,137	299,321	183,222	160,175	189,979	859,680	437,928
Total mortgage loan originations	$509,863	$426,215	$291,720	$281,057	$295,054	$1,227,798	$664,436

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$317,920	$246,945	$44,498	$42,612	$25,766	$609,363	$53,548
Sold with servicing rights released (5)	36,250	58,279	117,693	134,091	159,210	212,222	360,921
Total mortgage loans sold	$354,170	$305,224	$162,191	$176,703	$184,976	$821,585	$414,469

(1)Represents the classification of certain non-fee generating assets as AUA due to a reporting change in the fourth quarter of 2019.
(2)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(3)Represents fair value adjustments on mortgage loans held for sale and forward loan commitments.
(4)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Loans:
Commercial real estate (1)	$1,665,745	$1,630,998	$1,618,020	$1,547,572	$1,517,320
Commercial & industrial	822,269	852,445	655,157	585,289	566,426
Total commercial	2,488,014	2,483,443	2,273,177	2,132,861	2,083,746

Residential real estate (2)	1,506,726	1,508,223	1,510,472	1,449,090	1,378,518

Home equity	268,551	277,632	287,134	290,874	294,250
Other	18,756	18,343	19,613	20,174	21,592
Total consumer	287,307	295,975	306,747	311,048	315,842
Total loans	$4,282,047	$4,287,641	$4,090,396	$3,892,999	$3,778,106
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2020			December 31, 2019
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	137	$542,971	33%	123	$430,502	28%
Retail	134	336,071	20	110	314,661	20
Office	75	292,154	18	78	294,910	19
Hospitality	39	148,164	9	32	128,867	8
Healthcare	16	120,429	7	16	110,409	7
Industrial and warehouse	26	96,819	6	25	82,432	5
Commercial mixed use	21	42,908	3	48	73,895	5
Other	42	86,229	4	70	111,896	8
Commercial real estate loans	490	$1,665,745	100%	502	$1,547,572	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	263	$185,628	23%	86	$138,857	24%
Manufacturing	150	90,981	11	65	53,561	9
Retail	201	67,851	8	75	43,386	7
Educational services	60	67,357	8	22	56,556	10
Owner occupied and other real estate	279	65,949	8	157	46,033	8
Professional, scientific and technical	268	44,703	5	66	37,599	6
Accommodation and food services	276	43,525	5	64	16,562	3
Entertainment and recreation	93	34,537	4	35	30,807	5
Information	36	30,071	4	11	22,162	4
Transportation and warehousing	44	27,459	3	23	20,960	4
Finance and insurance	107	26,213	3	57	28,501	5
Public administration	26	23,845	3	23	25,107	4
Other	799	114,150	15	225	65,198	11
Commercial & industrial loans	2,602	$822,269	100%	909	$585,289	100%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION
(Unaudited; Dollars in thousands)

	September 30, 2020			October 14, 2020
	Count	Balance	% of Outstanding Balance, excl PPP loans (1)	Count	Balance	% of Outstanding Balance, excl PPP loans (1)
Loan Deferments by Portfolio:
Commercial Real Estate Deferments by Segment:
Retail	32	$122,596	36%	20	$97,254	29%
Hospitality	21	89,049	60	21	89,361	60
Healthcare	4	46,084	38	2	22,159	18
Office	4	17,679	6	3	9,253	3
Multi-family dwelling	9	10,732	2	7	6,362	1
Other	11	28,635	33	11	28,570	33
Subtotal - commercial real estate deferments	81	314,775	19	64	252,959	15
Commercial & Industrial Deferments by Segment:
Healthcare and social assistance	4	14,947	11	3	14,539	11
Educational services	4	7,400	13	4	7,423	13
Accommodation and food services	4	3,480	19	4	3,480	19
Entertainment and recreation	5	2,970	10	5	2,972	10
Owner occupied and other real estate	5	2,243	4	4	1,376	2
Manufacturing	1	1,538	2	3	2,481	4
Transportation and warehousing	5	1,408	6	4	1,125	4
Retail	1	1,068	2	—	—	—
Other	7	10,221	16	6	8,471	13
Subtotal - commercial & industrial deferments	36	45,275	8	33	41,867	7
Total commercial deferments	117	360,050	16	97	294,826	13
Residential real estate deferments	121	56,947	4	89	40,501	3
Consumer deferments	15	1,159	—	14	1,149	—
Total loan deferments	253	$418,156	10%	200	$336,476	8%
(1)Percent of respective outstanding portfolio segment balance, excluding PPP loans, as of September 30, 2020.

	September 30, 2020
	Count	Balance	% of Total
PPP Loans By Industry:
Healthcare and social assistance	183	$49,331	23%
Accommodation and food services	217	25,410	12
Manufacturing	94	25,395	12
Professional, scientific and technical	223	20,848	10
Retail	138	12,731	6
Educational services	36	11,490	5
Owner occupied and other real estate	117	9,268	4
Entertainment and recreation	65	4,293	2
Information	24	3,914	2
Finance and insurance	56	2,423	1
Transportation and warehousing	21	2,050	1
Public administration	4	482	—
Other	592	49,149	22
Total PPP loans (included in the commercial & industrial loan portfolio)	1,770	$216,784	100%

Average PPP loan size		$122
Net unamortized fees on PPP loans		$5,091

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	September 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$653,853	39%	$616,484	40%
Massachusetts	501,243	30	458,029	30
Rhode Island	432,252	26	394,929	25
Subtotal	1,587,348	95	1,469,442	95
All other states	78,397	5	78,130	5
Total commercial real estate loans	$1,665,745	100%	$1,547,572	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,017,659	68%	$932,726	64%
Rhode Island	342,344	23%	356,392	25
Connecticut	125,568	8	140,574	10
Subtotal	1,485,571	99	1,429,692	99
All other states	21,155	1	19,398	1
Total residential real estate loans	$1,506,726	100%	$1,449,090	100%

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Deposits:
Noninterest-bearing demand deposits	$840,444	$815,770	$622,893	$609,924	$619,839
Interest-bearing demand deposits	170,198	158,343	178,391	159,938	152,200
NOW accounts	644,909	617,792	528,650	520,295	478,462
Money market accounts	877,536	834,954	784,893	765,899	749,122
Savings accounts	439,383	417,195	382,509	373,503	362,868
Time deposits (in-market)	729,058	728,801	776,992	784,481	792,941
In-market deposits	3,701,528	3,572,855	3,274,328	3,214,040	3,155,432
Wholesale brokered time deposits	584,165	528,581	431,986	284,842	430,721
Total deposits	$4,285,693	$4,101,436	$3,706,314	$3,498,882	$3,586,153

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Asset Quality Ratios:
Nonperforming assets to total assets	0.25%	0.27%	0.32%	0.35%	0.37%
Nonaccrual loans to total loans	0.34%	0.37%	0.44%	0.45%	0.39%
Total past due loans to total loans	0.24%	0.34%	0.40%	0.40%	0.38%
Allowance for credit losses on loans to nonaccrual loans	289.31%	258.73%	221.37%	155.18%	181.16%
Allowance for credit losses on loans to total loans	1.00%	0.97%	0.97%	0.69%	0.71%

Nonperforming Assets:
Commercial real estate	$431	$431	$450	$603	$684
Commercial & industrial	—	—	290	657	—
Total commercial	431	431	740	1,260	684
Residential real estate	12,792	13,850	15,423	14,297	12,531
Home equity	1,429	1,648	1,667	1,763	1,599
Other consumer	88	88	88	88	88
Total consumer	1,517	1,736	1,755	1,851	1,687
Total nonaccrual loans	14,740	16,017	17,918	17,408	14,902
Other real estate owned	—	—	28	1,109	4,142
Total nonperforming assets	$14,740	$16,017	$17,946	$18,517	$19,044

Past Due Loans (30 days or more past due):
Commercial real estate	$431	$431	$1,275	$1,433	$684
Commercial & industrial	21	3	310	1	1
Total commercial	452	434	1,585	1,434	685
Residential real estate	8,081	12,499	12,293	11,429	11,599
Home equity	1,753	1,633	2,482	2,696	1,973
Other consumer	108	106	115	130	99
Total consumer	1,861	1,739	2,597	2,826	2,072
Total past due loans	$10,394	$14,672	$16,475	$15,689	$14,356

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,799	$10,553	$11,385	$11,477	$9,797

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Nonaccrual Loan Activity:
Balance at beginning of period	$16,017	$17,918	$17,408	$14,902	$12,867	$17,408	$11,707
Additions to nonaccrual status	971	237	1,729	2,766	5,672	2,937	9,216
Loans returned to accruing status	(1,623)	(154)	(393)	—	(597)	(2,170)	(1,570)
Loans charged-off	(111)	(325)	(635)	(132)	(966)	(1,071)	(1,888)
Loans transferred to other real estate owned	—	—	(28)	—	(2,000)	(28)	(2,000)
Payments, payoffs and other changes	(514)	(1,659)	(163)	(128)	(74)	(2,336)	(563)
Balance at end of period	$14,740	$16,017	$17,918	$17,408	$14,902	$14,740	$14,902

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,441	$39,665	$27,014	$26,997	$27,398	$27,014	$27,072
Adoption of CECL accounting standard (Topic 326)	—	—	6,501	—	—	6,501	—
Provision for credit losses on loans (1)	1,300	2,084	6,773	—	400	10,157	1,575
Charge-offs	(111)	(326)	(635)	(132)	(966)	(1,072)	(1,888)
Recoveries	15	18	12	149	165	45	238
Balance at end of period	$42,645	$41,441	$39,665	$27,014	$26,997	$42,645	$26,997

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,155	$2,039	$293	$317	$302	$293	$289
Adoption of CECL accounting standard (Topic 326)	—	—	1,483	—	—	1,483	—
Provision for credit losses on unfunded commitments (2)	25	116	263	(24)	15	404	28
Balance at end of period (3)	$2,180	$2,155	$2,039	$293	$317	$2,180	$317

(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)    Included in provision for credit losses in the Consolidated Statements of Income for the three months ended March 31, 2020. For periods prior to 2020, included in other noninterest expense in the Consolidated Statements of Income.
(3)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$19	$153	($44)	$947	$172	$947
Commercial & industrial	—	284	290	(15)	(122)	574	(132)
Total commercial	—	303	443	(59)	825	746	815
Residential real estate	99	—	—	—	—	99	486
Home equity	(4)	(5)	172	17	(36)	163	301
Other consumer	1	10	8	25	12	19	48
Total consumer	(3)	5	180	42	(24)	182	349
Total	$96	$308	$623	($17)	$801	$1,027	$1,650

Net charge-offs to average loans (annualized)	0.01%	0.03%	0.06%	—%	0.08%	0.03%	0.06%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2020			June 30, 2020			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$168,106	$39	0.09%	$187,306	$36	0.08%	($19,200)	$3	0.01%
Mortgage loans held for sale	61,043	468	3.05	53,443	440	3.31	7,600	28	(0.26)
Taxable debt securities	906,977	4,870	2.14	904,792	5,477	2.43	2,185	(607)	(0.29)
FHLB stock	43,839	532	4.83	51,967	654	5.06	(8,128)	(122)	(0.23)
Commercial real estate	1,652,136	11,649	2.81	1,635,431	12,580	3.09	16,705	(931)	(0.28)
Commercial & industrial	849,452	6,920	3.24	791,672	6,739	3.42	57,780	181	(0.18)
Total commercial	2,501,588	18,569	2.95	2,427,103	19,319	3.20	74,485	(750)	(0.25)
Residential real estate	1,510,621	14,047	3.70	1,497,665	14,330	3.85	12,956	(283)	(0.15)
Home equity	276,221	2,320	3.34	282,470	2,382	3.39	(6,249)	(62)	(0.05)
Other	18,706	237	5.04	18,956	229	4.86	(250)	8	0.18
Total consumer	294,927	2,557	3.45	301,426	2,611	3.48	(6,499)	(54)	(0.03)
Total loans	4,307,136	35,173	3.25	4,226,194	36,260	3.45	80,942	(1,087)	(0.20)
Total interest-earning assets	5,487,101	41,082	2.98	5,423,702	42,867	3.18	63,399	(1,785)	(0.20)
Noninterest-earning assets	377,348			365,990			11,358
Total assets	$5,864,449			$5,789,692			$74,757
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$157,986	$83	0.21%	$162,388	$142	0.35%	($4,402)	($59)	(0.14)%
NOW accounts	631,148	99	0.06	570,739	84	0.06	60,409	15	—
Money market accounts	839,032	977	0.46	821,063	1,370	0.67	17,969	(393)	(0.21)
Savings accounts	428,781	67	0.06	403,286	67	0.07	25,495	—	(0.01)
Time deposits (in-market)	730,464	3,015	1.64	746,750	3,507	1.89	(16,286)	(492)	(0.25)
Total interest-bearing in-market deposits	2,787,411	4,241	0.61	2,704,226	5,170	0.77	83,185	(929)	(0.16)
Wholesale brokered time deposits	463,756	1,291	1.11	559,822	1,942	1.40	(96,066)	(651)	(0.29)
Total interest-bearing deposits	3,251,167	5,532	0.68	3,264,048	7,112	0.88	(12,881)	(1,580)	(0.20)
FHLB advances	860,758	3,354	1.55	1,068,034	4,382	1.65	(207,276)	(1,028)	(0.10)
Junior subordinated debentures	22,681	135	2.37	22,681	171	3.03	—	(36)	(0.66)
PPPLF borrowings	180,128	159	0.35	2,565	2	0.31	177,563	157	0.04
Total interest-bearing liabilities	4,314,734	9,180	0.85	4,357,328	11,667	1.08	(42,594)	(2,487)	(0.23)
Noninterest-bearing demand deposits	842,949			745,050			97,899
Other liabilities	186,981			175,563			11,418
Shareholders' equity	519,785			511,751			8,034
Total liabilities and shareholders' equity	$5,864,449			$5,789,692			$74,757
Net interest income (FTE)		$31,902			$31,200			$702
Interest rate spread			2.13%			2.10%			0.03%
Net interest margin			2.31%			2.31%			—%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2020	Jun 30, 2020	Quarter Change
Commercial loans	$248	$254	($6)
Total	$248	$254	($6)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2020			September 30, 2019			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$156,296	$424	0.36%	$75,333	$1,232	2.19%	$80,963	($808)	(1.83)%
Mortgage loans for sale	48,570	1,193	3.28	28,379	878	4.14	20,191	315	(0.86)
Taxable debt securities	905,692	16,181	2.39	972,511	20,550	2.83	(66,819)	(4,369)	(0.44)
Nontaxable debt securities	—	—	—	602	24	5.33	(602)	(24)	(5.33)
Total securities	905,692	16,181	2.39	973,113	20,574	2.83	(67,421)	(4,393)	(0.44)
FHLB stock	49,236	1,826	4.95	48,185	2,162	6.00	1,051	(336)	(1.05)
Commercial real estate	1,623,612	40,326	3.32	1,461,736	51,702	4.73	161,876	(11,376)	(1.41)
Commercial & industrial	749,905	20,214	3.60	603,143	21,972	4.87	146,762	(1,758)	(1.27)
Total commercial	2,373,517	60,540	3.41	2,064,879	73,674	4.77	308,638	(13,134)	(1.36)
Residential real estate	1,492,589	42,660	3.82	1,358,606	41,099	4.04	133,983	1,561	(0.22)
Home equity	281,488	7,802	3.70	284,657	10,757	5.05	(3,169)	(2,955)	(1.35)
Other	19,171	716	4.99	24,017	887	4.94	(4,846)	(171)	0.05
Total consumer	300,659	8,518	3.78	308,674	11,644	5.04	(8,015)	(3,126)	(1.26)
Total loans	4,166,765	111,718	3.58	3,732,159	126,417	4.53	434,606	(14,699)	(0.95)
Total interest-earning assets	5,326,559	131,342	3.29	4,857,169	151,263	4.16	469,390	(19,921)	(0.87)
Noninterest-earning assets	357,133			292,702			64,431
Total assets	$5,683,692			$5,149,871			$533,821
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$158,594	$725	0.61%	$144,306	$1,959	1.82%	$14,288	($1,234)	(1.21)%
NOW accounts	569,283	253	0.06	462,856	228	0.07	106,427	25	(0.01)
Money market accounts	818,530	4,439	0.72	668,330	5,534	1.11	150,200	(1,095)	(0.39)
Savings accounts	402,243	195	0.06	365,911	204	0.07	36,332	(9)	(0.01)
Time deposits (in-market)	752,443	10,571	1.88	795,559	11,900	2.00	(43,116)	(1,329)	(0.12)
Total interest-bearing in-market deposits	2,701,093	16,183	0.80	2,436,962	19,825	1.09	264,131	(3,642)	(0.29)
Wholesale brokered time deposits	471,771	4,997	1.41	485,405	8,132	2.24	(13,634)	(3,135)	(0.83)
Total interest-bearing deposits	3,172,864	21,180	0.89	2,922,367	27,957	1.28	250,497	(6,777)	(0.39)
FHLB advances	1,016,943	13,501	1.77	1,019,172	20,153	2.64	(2,229)	(6,652)	(0.87)
Junior subordinated debentures	22,681	519	3.06	22,681	750	4.42	—	(231)	(1.36)
PPPLF borrowings	61,333	161	0.35	—	—	—	61,333	161	0.35
Total interest-bearing liabilities	4,273,821	35,361	1.11	3,964,220	48,860	1.65	309,601	(13,499)	(0.54)
Noninterest-bearing demand deposits	733,359			613,917			119,442
Other liabilities	164,928			98,012			66,916
Shareholders' equity	511,584			473,722			37,862
Total liabilities and shareholders' equity	$5,683,692			$5,149,871			$533,821
Net interest income (FTE)		$95,981			$102,403			($6,422)
Interest rate spread			2.18%			2.51%			(0.33)%
Net interest margin			2.41%			2.82%			(0.41)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2020	Sep 30, 2019	Change
Commercial loans	$780	$977	($197)
Nontaxable debt securities	—	6	(6)
Total	$780	$983	($203)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Tangible Book Value per Share:
Total shareholders' equity, as reported	$527,693	$520,163	$508,597	$503,492	$497,825
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,530	6,759	6,988	7,218	7,448
Total tangible shareholders' equity	$457,254	$449,495	$437,700	$432,365	$426,468

Shares outstanding, as reported	17,260	17,260	17,252	17,363	17,338

Book value per share - GAAP	$30.57	$30.14	$29.48	$29.00	$28.71
Tangible book value per share - Non-GAAP	$26.49	$26.04	$25.37	$24.90	$24.60

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$457,254	$449,495	$437,700	$432,365	$426,468

Total assets, as reported	$5,849,792	$5,876,960	$5,620,979	$5,292,659	$5,198,878
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,530	6,759	6,988	7,218	7,448
Total tangible assets	$5,779,353	$5,806,292	$5,550,082	$5,221,532	$5,127,521

Equity to assets - GAAP	9.02%	8.85%	9.05%	9.51%	9.58%
Tangible equity to tangible assets - Non-GAAP	7.91%	7.74%	7.89%	8.28%	8.32%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Return on Average Tangible Assets:
Net income, as reported	$18,322	$21,040	$11,901	$15,536	$18,814	$51,263	$53,582

Total average assets, as reported	$5,864,449	$5,789,692	$5,394,948	$5,227,035	$5,181,016	$5,683,692	$5,149,871
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,641	6,871	7,100	7,330	7,562	6,870	7,799
Total average tangible assets	$5,793,899	$5,718,912	$5,323,939	$5,155,796	$5,109,545	$5,612,913	$5,078,163

Return on average assets - GAAP	1.24%	1.46%	0.89%	1.18%	1.44%	1.20%	1.39%
Return on average tangible assets - Non-GAAP	1.26%	1.48%	0.90%	1.20%	1.46%	1.22%	1.41%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$18,285	$21,000	$11,869	$15,502	$18,778	$51,154	$53,477

Total average equity, as reported	$519,785	$511,751	$503,124	$502,614	$490,197	$511,584	$473,722
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,641	6,871	7,100	7,330	7,562	6,870	7,799
Total average tangible equity	$449,235	$440,971	$432,115	$431,375	$418,726	$440,805	$402,014

Return on average equity - GAAP	13.99%	16.51%	9.49%	12.24%	15.20%	13.36%	15.09%
Return on average tangible equity - Non-GAAP	16.19%	19.15%	11.05%	14.26%	17.79%	15.50%	17.79%